Exhibit 5.1
[Letterhead of Debevoise & Plimpton LLP]
November 4, 2010
Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, VA 22102
Registration Statement on Form S-1
of Booz Allen Hamilton Holding Corporation
(Registration No. 333-167645)

Ladies and Gentlemen:
     We have acted as special counsel to Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Registrant”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-167645) (the “Registration Statement”) relating to an initial public offering (the “Offering”) of 14,000,000 shares (the “Primary Shares”) of the Registrant’s Class A Common Stock, par value $0.01 per share (the “Common Stock”), to be issued and sold by the Company, 2,100,000 shares of Common Stock (the “Optional Shares”) to be sold by the Company to the extent the underwriters for the Offering exercise their option to purchase additional shares of Common Stock and any additional shares of Common Stock that may be registered in accordance with Rule 462(b) under the Act (such additional shares, together with the Primary Shares, the Secondary Shares and the Optional Shares, the “Shares”) pursuant to an underwriting agreement to be entered into among the Registrant and the several underwriters named in Schedule I to the underwriting agreement (the “Underwriting Agreement”).

November 4, 2010

Booz Allen Hamilton Holding Corporation
     In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Registrant and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Registrant and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Registrant and its subsidiaries and others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents.
     Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that the Shares to be sold to the Underwriters by the Registrant pursuant to the Underwriting Agreement have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
     We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.
Very truly yours,
/s/ Debevoise & Plimpton LLP